                                                                  EXHIBIT 10.31

                       FIRST LEASE MODIFICATION AGREEMENT

    THIS FIRST LEASE MODIFICATION AGREEMENT, made this 30th day of April, 1999 by and between IMPORT HARTZ ASSOCIATES, a New Jersey limited partnership, having an office at 400 Plaza Drive, Secaucus, New Jersey 07094 (hereinafter referred to as "Landlord") and KASPER A.S.L., LTD., (formerly known as Sassco
Fashions, Ltd.), a Delaware corporation having an office at 77 Metro Way, Secaucus, New Jersey 07094 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

    WHEREAS, by Agreement of Lease dated August 20, 1996 (the "Lease") Landlord leased to Tenant's predecessor-in-interest, The Leslie Faye Companies, Inc. and The Leslie Faye Companies, Inc. hired from Landlord 292,894 square feet of Floor Space located at 77 Metro Way, Secaucus, New Jersey (hereinafter the "Demised Premises"); and

    WHEREAS, Landlord and Tenant wish to modify the Lease to reflect an increase in the area of the Demised Premises and amend the Lea5e accordingly;

    NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

    1. Incorporation by Reference; Defined Terms: The foregoing "WHEREAS" recitals and definitions contained therein are hereby incorporated into this First Lease Modification Agreement. Capitalized terms used but separately defined "in this First Lease Modification Agreement shall have their respective meaning used in the Lease.

    2. Additional Premises: That certain space located on the first floor and mezzanine in the Building containing 91,649 square feet of Floor Space (as more particularly shown cross-hatched on Exhibit A annexed hereto and made a part hereof) (the "Additional Premises") is hereby added to and deemed a part of the Demised Premises effective on the Additional Premises Commencement Date (as hereinafter defined) for the balance of the Term. Effective as of the Additional Premises Commencement Date, the term "Demised Premises" as used in the Lease, as amended hereby, shall be deemed to include the Additional Premises, for a total of 384,543 square feet of Floor Space. Said Additional Premises is being leased in its "as is" condition, as of the date hereof, subject to the removal therefrom by the existing tenant thereof of its personal property, including, without limitation, the existing racks and racking system in the Additional Premises. Landlord shall cause any damage to the Demised Premises resulting from such removal to be repaired prior to the Additional Premises Commencement Date and shall deliver the Additional Premises to Tenant in broom-clean condition. Such repair shall be deemed performed for the purposes of the foregoing sentence notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises. Landlord represents and warrants that the roof of the Building over the Additional Premises is leak-free and that the mechanical, electrical, sanitary, HVAC and other Building systems servicing the Additional Premises are currently "in good working order, or alternatively, Landlord shall cause same to be leak-free and/or in good working order, as the case may be, on or before the Additional Premises Commencement Date. Landlord shall obtain any initial or continued certificate of occupancy for the Additional Premises, after which the terms and provisions of Section 4.02 of the Lease shall apply.

    For the purposes hereof, "Additional Premises Commencement Date" shall mean the date on which actual possession of the Additional Premises shall have been delivered to Tenant by notice to Tenant. It is anticipated that the Additional Premises Commencement Date shall occur not later than July 31, 1999. In no event shall the Additional Premises Commencement Date occur before June 15,1999. If the Additional Premises Commencement Date shall not have occurred by July 31, 1999, then thereafter Tenant shall have the right to cancel and terminate this First Lease Modification Agreement, by notice given to Landlord, if at all, not later than August 2, 1999, and if Tenant shall give such notice, then as of August 2, 1999, this First Lease Modification Agreement shall be deemed null and void ab initio. For the purposes of the preceding sentence, and notwithstanding anything to the contrary in Section 32.01 of the Lease, notice shall be given, if at all, as follows: either via hand-delivery (with evidence of receipt), or via telecopier to Landlord at 201-348-4221 or 201-348-9144,
Attention: Irwin A. Horowitz, General Counsel, with a copy to 201-348-4358,
Attention: Ernest A. Christoph, Vice President/Leasing, with the hard copy to follow for delivery not later than August 3, 1999 via nationally recognized overnight courier service.

    3. Fixed Rent: Fixed Rent for the Additional Premises will be at the rates set forth in the Lease (i.e. for the period from the Additional Premises Commencement Date through December 31, 2001 an amount at the annual rate of $5.00 multiplied by the Floor Space of the Additional Premises; and for the period from January 1, 2002 through the Expiration Date, an amount at the annual rate of $5.75 multiplied by the Floor Space of the Additional Premises).

    4. Tenant's Fraction: From and after the Additional Premises Commencement Date, Tenant's Fraction shall be 95.73% (i.e., 384,543/401,678).

    5. Tenant Parking: Effective as of the Additional Premises Commencement Date, Paragraph R5 and the accompanying Exhibit G to the Lease shall be deemed deleted and the following substituted therefor:

        R5. Tenant shall have the right during the Term hereof to use all of the parking spaces on the Land, except for those parking spaces within the area outlined in red on the attached Exhibit "X".

    6. Section 13.05 of the Lease is hereby deleted and the following substituted therefor:

        13.05. Neither party shall be liable or responsible for, and each party hereby releases the other from, all liability and responsibility to the other and any person claiming by, through or under the other, by way of subrogation for any injury, loss or damage to any person or property in or around the Demised Premises or to the other's business covered by insurance carried or required to be carried hereunder irrespective of the cause of such injury, loss or damage, and each party shall require its insurers to include in all of such party's insurance policies which could give rise to a right of subrogation against the other a clause or endorsement whereby the insurer waives any rights of subrogation against the other or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

    7. Section 32.01 of the Lease is hereby amended so as to permit notices to be sent via reputable, nationally recognized overnight courier service for next day delivery. Notices sent via such method shall be deemed to have been given, rendered or made upon receipt or refusal of receipt.

    8. Notwithstanding anything to contrary contained in Section 36.13, in no event shall Tenant be responsible for any compliance with ISRA or any costs or expenses of and to the extent of any required cleanup or clean-up plan where the spills or discharges which create the need for such compliance, cleanup or plan occurred prior to the Commencement Date (with respect to the initial Demised Premises) or the Additional Premises Commencement Date (with respect to the Additional Premises), as the case may be, unless such spill or discharge is caused by Tenant's acts or action or those of its contractors, agents or employees.

    9. Tenant hereby represents and warrants to Landlord that it has full right, power and authority to enter into the transactions provided for in this First Lease Modification Agreement.

    [NO FURTHER TEXT ON THIS PAGE]

    Except as modified by this First Lease Modification Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

    IN WITNESS WHEREOF, the parties hereto have caused this First Lease Modification Agreement to be duly executed as of the day and year first above written.

                                                                        ("Landlord")

                                                       IMPORT HARTZ ASSOCIATES
                                                       By:  HARTZ MOUNTAIN INDUSTRIES, INC.

                                                       By:  /s/ IRWIN A. HOROWITZ
                                                            -----------------------------------------
                                                            Irwin A. Horowitz
                                                            Executive Vice President

                                                                         ("Tenant")

                                                       KASPER A.S.L., LTD.

                                                       By:  /s/ LESTER E. SCHREIBER
                                                            -----------------------------------------
                                                            Lester E. Schreiber
                                                            Chief Operating Officer and Secretary